EXHIBIT 23(a)



                    CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Nos. 333-14017 and 333-69541) and in the Registration Statements on Form S-8 (Nos.
2-90736, 33-56842, 333-18879 and 333-40877) of Rohm and Haas Company of our
report dated February 22, 1999, included in this Form 10-K.


PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 26, 1999